EXHIBIT 10.5

STATE OF SOUTH CAROLINA             )
                                    )            LEASE AGREEMENT WITH OPTION
COUNTY OF GREENWOOD                 )


         THIS AGREEMENT under the terms and conditions hereinafter set forth is made by and between John W. Drummond, as Lessor (hereinafter referred to as LANDLORD), and Community Capital Corporation, a South Carolina corporation, (hereinafter referred to as TENANT), as Lessee.
                                                    WITNESSETH:

         That the Landlord has leased and by these presents does grant and demise unto Tenant the following described real property located in the Town of Ninety Six, County of Greenwood, State of South Carolina, together with any improvements now located thereon, said property being more fully described as follows:


PARCEL I: All that certain lot or parcel of land situate, lying, and being in the Town of Ninety Six, County of Greenwood, state aforesaid, containing the following metes and bounds: 108 feet frontage on Church Street facing east, thence running back 202 feet west; thence 108 feet south; thence back 202 feet in an easterly direction to Church Street. Bounded on the north by lot of P. H. Culbreath; west by lot formerly of Wasson; south by lot of Mary Emma Holland; and east by Church Street.

PARCEL II: All that certain lot or parcel of land, together with improvements thereon, situate, lying, and being in the Town of Ninety Six, county and state aforesaid, containing the following metes and bounds: 34 feet frontage on Church Street facing east; thence running back 202 feet west, thence 50.5 feet south; thence 202.6 feet in an easterly direction to the street, said lot being bounded on the east by Church Street; north by lot of Emma Holland; west by lot formerly of Wasson; and on the south by S. C. Highway No. 22, upon which there is a brick filling station.

TERM AND RECITAL:

         TO HAVE AND TO HOLD, the same, with rights, privileges, easements, and appurtenances thereunto attaching and belonging to Tenant for the term of five
(5) years beginning August 1, 1994, and ending on July 31, 1999.


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         Tenant  shall,  during the term of this  lease,  pay to Landlord a base rental in 12 monthly installments of Four hundred and no/100 Dollars ($400.00), payable on the first day of each month by Tenant in advance to the Landlord with the first monthly payment being due on August 1, 1994; for the second year rental shall be Five hundred and no/100 Dollars ($500.00) per month; for the third year Six hundred and no/100 Dollars ($600.00); for the fourth year Eight hundred and no/100 Dollars ($800.00); and for the fifth year Eight hundred thirty-three and 33/100 Dollars ($833.33) per month.

         It is further mutually agreed between the parties as follows:

TITLE AND ENJOYMENT:

         Landlord covenants that it has good title to the leased premises; that the premises are free and clear of all liens, encumbrances, and leases, except a DHEC environmental loan which Landlord acknowledged and fully assumes all risks, costs, and liabilities incident thereto and which Landlord agrees to pay. Landlord further covenants that Tenant, on paying the rental herein provided, and in keeping, observing, and performing all the other terms, covenants, and agreements herein contained on the part of Tenant to be kept, observed, and performed, shall, during the term hereby granted, peaceable and quietly have, hold, and enjoy the said premises for the full term of five years in this lease, subject to the terms, covenants and agreements hereof. In the event, during the term of this lease, Landlord's title shall fail or become clouded in such fashion that Landlord is unable to grant the term herein demised, then Tenant shall have to option to correct such condition or cloud, at Landlord's expense, or to cancel and void this Lease.

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USE OF PREMISES:

          Tenant covenants not to use its premises for any illegal purpose nor in such manner as to violate any applicable and valid law, rule or regulation of any governmental body, and to occupy and use its premises in a careful, safe, and proper manner, and not permit waste thereon.

REPAIRS BY TENANT:

         Tenant covenants that during the lifetime of this lease it will erect a portable bank building and related appurtenances and it will maintain the building and premises, at its sole expense, in good order and repair. At the expiration, or any prior terminations, of this lease, Tenant will surrender the premises to Landlord in as good condition as received, except for ordinary wear and tear, except that Tenant shall remove the portable bank building and drive-thru canopy and related equipment.

         Tenant shall have the right and privilege to make, from time to time, any alterations, changes and improvements, at its own expense, which Tenant considers necessary to adapt the leased premises to the changing needs of Tenant's uses, provided, however, Tenant obtains prior approval from Landlord which shall not be unreasonably withheld. Title to any changes, alterations, and improvements so made by Tenant shall, at the option of Landlord, pass to Landlord at the termination of this lease Landlord may require Tenant to remove the same and restore premises to the original condition and structure, normal wear and the tear excepted with the exception of the portable bank facility and drive-thru canopy and related equipment which shall remain Tenant's property

ASSIGNMENT AND SUBLETTING:

         Tenant may transfer and assign this Lease or sublet the premises only upon prior consent of the Landlord.

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TAXES AND OTHER LIENS:

         Tenant covenants and agrees to pay all the taxes and special assessments of the state, city, and county governments which may be made against the leased premises. In the event Tenant fails to pay any taxes or assessments by it hereunder, or to keep the leased premises free and clear from any and all liens and claims of Tenant's creditors, except as hereinabove noted, which interfere with Landlord's ownership. Landlord may, but shall not be required to pay said taxes or other assessments or discharge said liens and add the cost to the rental provided hereunder.

INSURANCE:

         Tenant, at its option, shall, at its own expense, carry fire and extended coverage insurance in an amount sufficient to repair, restore or rebuild the premises in the event of destruction or damage by fire, lightning, earthquake, windstorm, or other such casualty, as the respective interests of Landlord and Tenant may appear. Landlord is not responsible for maintaining insurance policies covering the contents and personal effects of Tenant.

         Tenant also agrees to maintain liability coverage on said premises and shall hold Landlord harmless and indemnify Landlord for any accidents or damages occurring to persons or property arising on said premises with the exception of the aforesaid DHEC environmental lien for which Landlord is solely responsible.

UTILITY BILLS:

         Tenant shall pay all public utility charges made against its leased premises for water, sewer, gas, oil, and electricity during the continuance of this lease, as the same shall become due.

INDEMNITY:

         Tenant agrees to hold Landlord harmless from and against any and all claims which may arise from, on, in, or about leased premises when such claims arise out of or are caused in whole or in part by a defective, dangerous, or unsafe condition of leased premises, equipment, fixtures, or appurtenances required to be maintained in good repair by Tenant. Tenant further agrees to

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hold Landlord  harmless from any and all claims which may arise from, on, in, or about leased premises when such claims arise out of, or are caused by, Tenants negligence, or failure to perform its obligations hereunder. The provisions of this paragraph do not apply to the DHEC environmental lien for which Landlord is solely responsible and indemnifies Tenant against damages arising therefrom.

REMEDIES OF LANDLORD IN EVENT OF DEFAULT BY TENANT:

         In the event Tenant shall default in the payment of any semi-annual rental herein provided for and such default shall continue for 30 days after Landlord shall have notified Tenant in writing of the existence of such default, or, if Tenant shall default in the performance of any of the other covenants, promises, or agreements herein set forth and contained for Tenant to keep and perform, and such default shall continue for 30 days after Landlord shall have notified Tenant in writing of the existence of such default, then Landlord may forthwith reenter the premises and repossess itself thereof, it being fully understood and agreed that any amounts paid in by Tenant to Landlord shall be forfeited to the Landlord as liquidated damages. No termination of this lease prior to the normal expiation shall attest Landlord's right to collect rent for the entire five year lease term as discounted by normal actuarial discounting methods. If not mutually agreed upon then each party may select an arbitrator who shall select a third arbitrator which decision shall be binding.

OPTION TO PURCHASE:

         For and in consideration of the premises and the covenants herein contained, Tenant shall have the right at any time during the term of this lease to purchase the entire property of Landlord herein described for the original purchase price of Ninety thousand and no/100 ($90,000.00) Dollars. The transaction shall take place as follows: Within thirty (30) days following notice by Tenant, that it elects to exercise its option to purchase, Landlord shall deliver to Tenant a good and sufficient general warranty deed, free and clear of all encumbrances, conveying title to the

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entire  property  unto  Tenant,  and Tenant  agrees to  simultaneously  pay unto
Landlord the sum of Ninety thousand and no/100 Dollars ($90,000.00). NOTICES AND
RENTALS:

         Notices required to be given hereunder shall be given in writing by registered or certified mail unless otherwise agreed.

POSSESSION:

         It is understood and agreed that upon the execution of this document and compliance with the terms herein stated, Tenant shall be given possession of the premises on or about August 1, 1994

GENERAL PROVISIONS:

         Time is of the essence of this lease agreement, but no delay or failure of either party to exercise any right hereunder or to insist upon strict compliance with the terms and provisions hereof shall constitute a waiver of any right hereunder or a waiver of the right thereafter to insist upon strict compliance with the terms and provisions hereof.

         The within agreement, together with attached amortization schedule expresses the entire understanding of the parties.

         The within Lease Agreement and Option is binding on the heirs, personal representatives, and assigns of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have hereunder set their hands and seals this 8th day of July, 1994.

WITNESS:  (AS TO LANDLORD)

 /s/ JANETTE VAISILU                                    /s/ JOHN W. DRUMMOND
                                                            JOHN D. DRUMMOND
WITNESS:  (AS TO TENANT)                          COMMUNITY CAPITAL CORPORATION
STATE OF SOUTH CAROLINA

 /s/ BONNIE R.CROWE                                        By: /s/ W.G. STEVENS

/s/ WILLIAM H. HARTER                                    W.G. STEVENS, PRESIDENT

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STATE OF SOUTH CAROLINA             )
                                    )                        PROBATE
COUNTY OF GREENWOOD                 )

         PERSONALLY appeared before me the undersigned witness who, being first duly sworn, says that (S)he saw the within-named John W. Drummond sign, seal, and as his act and deed deliver the within written document and that (s)he with the other witness above, witnessed the execution thereof.


                                                          /s/ JANNETTE VAISILU
                                                         Witness
SWORN to before me this 8th day July 1994.
   /s/ CAROL W. CHEEK
NOTARY PUBLIC FOR SOUTH CAROLINA
My Commission Expires: 3/28/98


STATE OF SOUTH CAROLINA             )
                                    )                        PROBATE
COUNTY OF GREENWOOD                 )

         PERSONALLY appeared before me the undersigned witness who, being first duly sworn, says that (s)he saw the within-named Community Capital Corporation, by W. G. Stevens, President, sign, seal, and as its act and deed deliver the within written document and that (s)he with the other witness above, witnessed the execution thereof.


                                                          /s/ BONNIE R. CROWE
                                                         Witness
SWORN to before me this 8th day July, 1994.
 /s/ WILLIAN H. HARTER
NOTARY PUBLIC FOR SOUTH CAROLINA
My Commission Expires: 5/28/02


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